UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date Time Webcast Address		June 12, 2023 10:30 A.M., Eastern Time Live audio web conference at www.virtualshareholdermeeting.com/AGEN2023

Proposals	1.	To elect Garo H. Armen, Susan Hirsch and Ulf Wiinberg as Class II directors, each for a term of three years expiring at the 2026 Annual Meeting of Stockholders.

	2.	To approve an amendment to our 2019 Employee Stock Purchase Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 1,000,000 to 2,000,000.

	3.	To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.

	4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

	5.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.

	6.	To consider any other business as may properly come before the 2023 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date		You are entitled to vote if you were a stockholder of record on April 17, 2023.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2023 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2023 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting virtually, please complete your proxy and return it to us. If you attend the 2023 Annual Meeting of Stockholders virtually and wish to vote at the meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Garo H. Armen, Chief Executive Officer

April 28, 2023

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING	2
VOTING PROCEDURES	3
PROPOSAL 1—ELECTION OF DIRECTORS	8
OUR CORPORATE GOVERNANCE	13
COMPENSATION DISCUSSION AND ANALYSIS	19
COMPENSATION OF NAMED EXECUTIVE OFFICERS	26
DIRECTOR COMPENSATION	35
OWNERSHIP OF OUR COMMON STOCK	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR 2019 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDE D TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 1,000,000 TO 2,000,000	46
PROPOSAL 3—TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS FOR 2022	51
PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	52
PROPOSAL 5—TO RECOMMEND, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	53
REPORT OF THE AUDIT AND FINANCE COMMITTEE	54
ADDITIONAL INFORMATION	55
APPENDIX A SECOND AMENDMENT TO 2019 EMPLOYEE STOCK PURCHASE PLAN	A-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

PROXY STATEMENT

April 28, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders of Agenus Inc. (the “Annual Meeting”), including any postponements or adjournments of the meeting. The Annual Meeting will be held virtually by live audio web conference at www.virtualshareholdermeeting.com/AGEN2023 on June 12, 2023 at 10:30 A.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us,” “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus. In accordance with the “notice and access” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about April 28, 2023 we first sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022 and a form of proxy) on or about April 28, 2023.

Our Annual Report on Form 10-K for the year ended December 31, 2022 is also available on our corporate website at https://investor.agenusbio.com/financial-information/sec-filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING

Why a virtual meeting?	We have designed the virtual format for ease of stockholder access and participation. Stockholders may vote and submit questions online during the meeting by following the instructions below.

Who can attend the 2023 Annual Meeting?	Any Company stockholder as of the close of business on the record date, April 17, 2023, may attend the 2023 Annual Meeting.

How do I attend the 2023 Annual Meeting?

Our Annual Meeting will begin promptly at 10:30 a.m. Eastern Time in a virtual meeting format at www.virtualshareholdermeeting.com/AGEN2023. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending the 2023 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or virtually at the 2023 Annual Meeting, you do not need to return your proxy card.

Who can vote?

Each share of our common stock that you owned as of the close of business on April 17, 2023 (the “record date”), entitles you to one vote on each matter to be voted upon at the 2023 Annual Meeting. On the record date, there were 341,662,538 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•
Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 11, 2023. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2023.

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By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 11, 2023. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 7, 2023.

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By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card delivered by mail must be received on or prior to June 11, 2023. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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At the 2023 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/AGEN2023 during the 2023 Annual Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the 2023 Annual Meeting website.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2023 Annual Meeting. To do this, you must do one of the following:

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Vote over the internet as instructed above. Only your latest internet vote is counted.
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Vote by telephone as instructed above. Only your latest telephonic vote is counted.
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Sign a new proxy card and submit it as instructed above.
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Attend the 2023 Annual Meeting virtually and vote at the meeting. Attending the meeting will not revoke your proxy unless you specifically request it. Please refer to the instructions on page 2 for information on how to attend our 2023 Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote at the 2023 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote through the web portal at the 2023 Annual Meeting.

If your shares are held in “street name,” your broker, bank, or nominee, under certain circumstances, may vote your shares for you if you do not return your proxy. A broker, bank, or nominee has authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your broker, bank, or nominee to vote your shares, it may either vote your shares on routine matters, or leave your shares unvoted. Proposal 4 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your broker, bank, or nominee by giving them your proxy. This ensures your shares will be voted at the 2023 Annual Meeting according to your instructions. You should receive directions from your broker, bank, or nominee about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2023 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2023 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2023 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect three Class II directors, each for a term of three years expiring at the 2026 Annual Meeting of Stockholders.

The nominees for director receiving the highest number of votes FOR election will be elected as a director. This is called a plurality. You may vote FOR the nominees or WITHHOLD your vote from one or more of the nominees. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes” (when a broker does not have authority to vote on the proposal in question). “Broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our 2019 Employee Stock Purchase Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 1,000,000 to 2,000,000.

To approve Proposal 2, a majority of the votes cast by stockholders present in person or represented by proxy at the 2023 Annual Meeting and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or represented by proxy at the 2023 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote..

Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

To approve Proposal 4, a majority of the votes cast by stockholders present in person or represented by proxy at the 2023 Annual Meeting and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

Proposal 5—To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.

For Proposal 5, the option of one year, two years, or three years that receives the highest number of votes cast by stockholders present in person or represented by proxy at the 2023 Annual Meeting will be considered by the Board of Directors when determining the frequency of future advisory votes on executive compensation. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

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FOR Proposal 1—To elect the nominated Class II directors, each for a term of three years expiring at the 2026 Annual Meeting of Stockholders.
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FOR Proposal 2—To approve an amendment to our 2019 Employee Stock Purchase Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 1,000,000 to 2,000,000.
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FOR Proposal 3—To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.
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FOR Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
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Proposal 5—To recommend future advisory votes on the compensation of the Company's named executive officers once every three years.

Are there other matters to be voted on at the 2023 Annual Meeting?

We do not know of any other matters that may come before the 2023 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card should vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2023 Annual Meeting?	We will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the 2023 Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We have retained Alliance Advisors, LLC at an estimated cost of $12,000 plus reimbursement of expenses to assist in our solicitation of proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available on our website at https://investor.agenusbio.com/financial-information/sec-filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class II directors. Each nominee currently serves as a Class II director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of six members. Two members are Class I directors, with terms expiring at the 2025 Annual Meeting of Stockholders. Three members are Class II directors, with terms expiring at the 2023 Annual Meeting. One member is a Class III director, with a term expiring at the 2024 Annual Meeting of Stockholders. The Board has nominated Garo H. Armen, Susan Hirsch and Ulf Wiinberg, each of whom is a current Class II director, for re-election to a term expiring at the 2026 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Garo H. Armen, Susan Hirsch and Ulf Wiinberg, the nominees listed below, as Class II directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominee for director.

Below are the names and certain information about each member of the Board, including the nominees for election as Class II directors:

NOMINEES FOR CLASS II DIRECTORS—TERMS TO EXPIRE IN 2023

Garo H. Armen, Ph.D. Age: 70 Founder and Chairman and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Executive Committee

Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., which he co-founded in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a publicly held biotechnology company and as the Chairman of the Board of MiNK Therapeutics, Inc., an affiliate of Agenus.

Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York.

Susan Hirsch Age: 70 Director since 2020 (a) Audit and Finance Committee

Ms. Hirsch has over 40 years of experience in investment management and finance. Until February 2021, she was a Managing Director and Portfolio Manager at Nuveen, a TIAA company, where she was responsible for managing over $20 billion in assets including the TIAA-CREF Large-Cap Growth Fund with $6.6 billion in assets. Prior to joining Nuveen in 2005, she served as Executive Vice President and Portfolio Manager for the Mid-Cap Growth and Technology Sector portfolios as Jennison Associates. Ms. Hirsch’s previous experience also includes investment management positions at Lehman Brothers Global Asset Management and Delphi Asset Management as a Senior Portfolio Manager for the Selected Growth Stock Portfolio. She began her career as an analyst at Smith Barney and Lehman Brothers where the success of her quantitative model led to her subsequent recognition as a top ranked Institutional analyst for small cap growth stocks in 1991, 1992 and 1993. Ms. Hirsch holds a BS in Accounting from Brooklyn College. Ms. Hirsch qualifies as an audit committee financial expert and brings extensive investment and financial experience to our Board.

Ulf Wiinberg Age: 64 Director since 2016

Mr. Wiinberg has almost 20 years of senior leadership experience, most recently serving as Chief Executive Officer of X+Vax Technology A.S., a biotech company committed to developing vaccines against pathogens acquired by mucosal infection such as herpes. Mr. Wiinberg previously served as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and

(a) Audit and Finance Committee (Chair) (b) Corporate Governance and Nominating Committee

marketing treatments for psychiatric and neurological disorders. He previously served on the boards of several health care industry associations and held multiple executive roles at Wyeth, one of the world’s largest research- driven pharmaceutical companies that was acquired by Pfizer in 2009. He served as President of Wyeth Europe, Africa and Middle East; President of Consumer Healthcare; Managing Director of Wyeth UK, and in various commercial positions. Mr. Wiinberg currently serves on the boards of UCB SA, a global biopharmaceutical company based in Belgium, Hansa Medical AB (Chairman), a Swedish biopharmaceutical company, Alfa Laval AB, a Swedish industrial company, and MiNK Therapeutics, Inc., an affiliate of Agenus. Mr. Wiinberg qualifies as an audit committee financial expert and brings to our Board years of experience in the biotechnology, pharmaceutical and healthcare industries internationally as well as extensive financial and corporate governance experience.

CLASS III DIRECTORS – TERMS TO EXPIRE IN 2024

Allison M. Jeynes-Ellis, MD, FFPM (UK) Age: 57 Chief Executive Officer of Avillion LLP Director since 2018 (a) Compensation Committee

Dr. Jeynes-Ellis is a trained clinician with more than 25 years of senior leadership experience in the pharmaceutical industry. Dr. Jeynes-Ellis has been the Chief Executive Officer of Avillion LLP (“Avillion”), a London-based drug development company since 2014. Prior to her current position as CEO, Dr. Jeynes-Ellis served as Avillion’s Chief Medical Officer from December 2012 to January 2014. Before her tenure at Avillion, Dr. Jeynes-Ellis worked in senior roles at Wyeth, Bristol-Myers Squibb, and Novartis. Her previous affiliations also include Cambridge Antibody Technology and Genentech, government bodies and medical charities. She has managed teams focusing on global clinical development projects that have led to drug approvals in Europe and the United States, across a range of therapeutic areas. Dr. Jeynes-Ellis became the Chair of the Board of OxSonics Therapeutics (“OxSonics”) in April 2021. OxSonics is a biotechnology company developing ultrasound-based drug delivery systems for the treatment of cancer. Dr. Jeynes-Ellis also sits on the Board of Directors of Anaveon and is a Senior Advisor to Blackstone Life Sciences and a Special Advisor to Abingworth. Dr. Jeynes-Ellis bring to our Board substantial experience as a life science executive and medical expertise.

CLASS I DIRECTORS—TERMS TO EXPIRE IN 2025

Brian Corvese Age: 65 President and Founder of Vencor Capital Director since 2007 (a) Compensation Committee (b) Corporate Governance and Nominating Committee (c) Executive Committee (Chair)

Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of MiNK Therapeutics, Inc., the National Telecommunications Corporation, based in Cairo, Egypt, and Protagenic Therapeutics, an affiliate of Agenus, based in Ontario, Canada. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial, business and governance expertise to our Board.

Timothy R. Wright

Age: 65

Director since 2006,

Lead Director since 2009

(a) Compensation Committee

(b) Corporate Governance and Nominating Committee (Chair)

(c) Audit and Finance Committee

(d) Executive Committee

Mr. Wright is the former Chief Executive Officer of MiMedX Group, Inc. (“MiMedX”), a position that he held from May 2019 to September 2022. MiMedX is an advanced wound care and emerging therapeutic biologics company. Mr. Wright was also a Director of MiMedX from June 2019 to September 2022. Mr. Wright has also served as a Partner at Signal Hill Advisors, LLC since February 2011. Mr. Wright also serves as chairman of The Ohio State University Comprehensive Cancer Center Drug Development Institute that he founded in 2011, and director of the Ohio State University Innovation Foundation. Mr. Wright was the President and Chief Executive Officer and a director of M2Gen Corp., a privately held health informatics company, between July 2017 and September 2018. From April 2015 through July 2017, Mr. Wright was the Executive Vice President, Mergers and Acquisitions, Strategy and Innovation at Teva Pharmaceuticals Industries Ltd. From September 2013 to March 2015, Mr. Wright served as head of The Ohio State University Technology Transfer Office. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 bankruptcy in July 2012.

Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien from February 2007 until December 2010. Mr. Wright brings to our Board over 30 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on ten Boards of Directors, including six in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from The Ohio State University. Mr. Wright’s global and extensive biotechnology, pharmaceuticals and life sciences operating experience combined with his professional Board experience brings important insight to Agenus.

Vote Required

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” “Broker non-votes” are not counted for purposes of electing directors. You may vote FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR each of the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are essential for Agenus to achieve business success and to create value for our stockholders. The Board is committed to high governance standards and to continually working to improve them. We regularly review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices. In 2022, the committee charters for the Audit and Finance Committee, Compensation Committee, and Corporate Governance and Nominating Committee were all updated to ensure they comport with current standards and best practices.

Role of Our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business and its progress with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk and opportunities to mitigate such risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and in particular the Company's approach to cyber risks and mitigation efforts, and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive periodic updates from the Company’s senior management outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive or properly calibrate risk-taking by our executives.

We introduce our senior executives and other strategic employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, introduces each new Board member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides the director with a summary of these practices and policies.

Board Meetings and Attendance

In 2022, the Board met five times and acted by written consent thirteen times. During 2022, each of our directors attended at least 75% of (i) the meetings of the Board and (ii) all meetings of committees of the Board on which the director served, during the period in which they were directors. All of our Board members attended our 2022 Annual Meeting of Stockholders. We expect all of our Board members to attend the 2023 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance Issues (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Governance Guidelines from time to time, as needed, and when significant developments warrant a new review. Our Governance Guidelines are posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics and Securities Trading Policies

The Board originally adopted our Code of Business Conduct and Ethics in 2003. The Board reviewed, revised, and updated the Code of Business Conduct and Ethics most recently in January 2023. The Code of Business Conduct and Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, and Principal Financial and Accounting Officer. In addition, Agenus has a Securities Trading Policy, which was updated and reviewed and approved by the Board in January 2023. Among other matters, both our Code of Business Conduct and Ethics and Securities Trading Policy prohibit the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Business Conduct and Ethics and Securities Trading Policy are each posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing rules concerning any amendments to our Code of Business Conduct and Ethics. Stockholders may request a free printed copy of our Code of Business Conduct and Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

ESG Charter

As an immuno-oncology company, we are driven by our commitment to help patients of today and tomorrow by developing medicines that seek to extend and improve quality of life. As we do so, our vision inspires us to support a sustainable Environmental, Social and Governance (ESG) strategy; one where the planet is healthy, people thrive, and society is inclusive. In February 2023, we issued our inaugural Environmental, Social, Governance Charter, which outlines the Company's commitment and process for defining and measuring progress of our stated commitment to environmental stewardship and sustainability, corporate social responsibility and corporate governance. Our Environmental, Social, Governance Charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement.

Independence of Directors

Our Governance Guidelines and Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, related party transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Ms. Hirsch, Ms. Jeynes-Ellis, Mr. Wiinberg, and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as our Chief Executive Officer. In making independence determinations with regard to other directors, the Board considered related party transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately after regularly scheduled Board meetings. Four such meetings were held during 2022.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and Finance Committee and the Executive Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the

Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•
a strong, independent, clearly-defined Lead Director role (as described above);
•
executive sessions of the independent directors held periodically; and
•
an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations of the Company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members:	Meetings in 2022: 5
Ulf Wiinberg, Chair Susan Hirsch Timothy R. Wright	Action by written consent in 2022: 2

The Audit and Finance Committee consists entirely of independent directors within the meaning of the Nasdaq listing rules and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). During the entirety of 2022, Mr. Wiinberg (Chair), Mr. Wright and Wadih Jordan were members of the Audit and Finance Committee. Mr. Jordan retired from the Board as of December 31, 2022. The Board determined that Mr. Wiinberg qualifies as an audit committee financial expert. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm, and all related party transactions. The committee also reviews our risk management practices, cyber-security program and mitigation, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviewed and approved the Company's updated Code of Business Conduct and Ethics, and our Securities Trading Policy, among others, in 2022. The committee conducts a meeting each quarter to review our consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter was updated in 2022, and is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 54.

Compensation Committee

Members:	Meetings in 2022: 2
Brian Corvese, Chair Timothy R. Wright Allison Jeynes-Ellis	Action by written consent in 2022: 17

The Compensation Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. During the entirety of 2022, Mr. Jordan (former Chair),

Mr. Corvese (current Chair) and Mr. Wright were members of the Compensation Committee. Mr. Jordan retired from the Board as of December 31, 2022. The committee’s primary purpose is to approve, administer and interpret our executive, key employee and director compensation programs, benefit policies, compensation philosophy and engagement with external compensation consultants. The committee reviews, determines and approves the compensation of the Chief Executive Officer, all other executive officers and certain other key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee makes recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administers existing incentive compensation and equity-based plans.

The Compensation Committee considers data from other companies for compensation comparison purposes and retained an outside compensation consultant in 2022, Aon Consulting, Inc. through its Human Capital Solutions Subdivision (“Aon Radford”), to review the Company's compensation philosophy, create a relevant comparator peer group based on a number of relevant factors, and evaluate our executive and board compensation programs. The committee has the authority to retain legal, accounting, or other consultants to advise the committee on executive and board compensation issues that may arise. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter was updated in 2022, and is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. Please also see the Compensation Discussion and Analysis starting on page 19, and the accompanying Compensation Committee Report on page 25. No material on our website is part of this proxy statement. Aon Radford does not provide any services to the Company or the Compensation Committee other than those described above. After consideration of the six independence assessment factors provided under the listing rules of Nasdaq, the Compensation Committee determined that Aon Radford, as an advisor to the Compensation Committee during 2022, was independent and that the work performed by Aon Radford did not raise any conflicts of interest in 2022 that would preclude the Compensation Committee from reviewing and considering Aon Radford’s analyses when making compensation decisions.

Corporate Governance and Nominating Committee

Members:	Meetings in 2022: 2
Timothy R. Wright, Chair Brian Corvese Ulf Wiinberg	Action by written consent in 2022: 0

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules. During 2022, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair), Mr. Corvese and Mr. Wiinberg. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, issues of corporate public responsibility, and overseeing the Company’s management succession planning process. It periodically evaluates the composition of the Board and its committees, the contributions of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Business Conduct and Ethics which was reviewed and updated in 2022. The committee also oversaw the creation of the Company's ESG initiative in 2022.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, clinical drug development experience, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but does not have any fixed criteria for candidates it recommends because the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy current. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the expansive and diverse professional network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director.

In addition, our bylaws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this bylaw provision, see Additional Information on page 55 of this proxy statement. The committee updated its charter of the Corporate Governance and Nominating Committee in 2022, which is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement.

Nasdaq Diversity Matrix

The following matrix provides race/ethnicity, as well as gender, of the members of our Board, as self-identified by members of our Board.

Board Diversity Matrix (As of April 28, 2023)

Total Number of Directors: 6

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I Gender Identity
Directors	2	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Middle Eastern	-	1	-	-
Scandinavian	-	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Business Conduct and Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2022 were Mr. Jordan (former Chair), Mr. Corvese (current Chair), and Mr. Wright. No member of the Compensation Committee was at any time during 2022, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of the Compensation Committee.

Our Executive Officers

Garo H. Armen, Ph. D.—Chairman and Chief Executive Officer—Dr. Armen, 70, has been our Chairman and Chief Executive Officer since our founding in 1994. From our founding until December 2019, Dr. Armen also served as our President. Additional biographical information on Dr. Armen is set forth on page 11 above.

Steven O’Day, MD—Chief Medical Officer—Dr. O’Day, 61, has been our Chief Medical Officer since January 2021. Dr. O’Day is a pioneer in CTLA-4 inhibition, and has been the principal investigator in more than 200 clinical trials. From 2015 until joining Agenus, was Director of Immuno-Oncology and Director of Clinical Research at John Wayne Cancer Institute at Providence Saint John’s Health Center. Dr. O’Day received his medical degree in 1988 from Johns Hopkins School of Medicine and his BA in Chemistry from Williams College in 1983. Additionally, Dr. O’Day did his medical oncology fellowship at the Dana Farber/Harvard Cancer Center.

Christine M. Klaskin—Vice President of Finance—Ms. Klaskin, 57, has been our Vice President, Finance since October 2006. Since joining Agenus Inc. in 1996 as finance manager, Ms. Klaskin has held various positions within the finance department and has been involved in all equity and debt offerings of the Company including its IPO. Additionally, Ms. Klaskin serves as the Treasurer of MiNK Therapeutics, Inc. Prior to joining Agenus, Ms. Klaskin was employed by Arthur Andersen as an audit manager. Ms. Klaskin received her Bachelor of Accountancy from The George Washington University.

Under our bylaws all of our executive officers are elected to their offices on an annual basis until the first meeting of our Board of Directors following our annual stockholder meeting. No family relationships exist among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of the executive officers who are named in the “Summary Compensation Table” below and who are referred to throughout this proxy statement as our “named executive officers,” and the material factors relevant to an understanding of their compensation in 2022. Our named executive officers for 2022 are:

•
Dr. Garo H. Armen—Chairman and Chief Executive Officer;
•
Dr. Steven J. O’Day—Chief Medical Officer; and
•
Ms. Christine M. Klaskin—Vice President of Finance.

Executive Summary

This section provides information on the compensation of our named executive officers and the key factors relevant to understanding their compensation in 2022. Our named executive officers for 2022 are Dr. Garo H. Armen, Chairman and Chief Executive Officer; Dr. Steven J. O’Day, Chief Medical Officer; and Ms. Christine M. Klaskin, Vice President of Finance.

Our executive compensation program is designed to attract and retain top talent, reward strong performance, and align incentives with the creation of long-term shareholder value, while also considering the Company’s resource constraints. The short-term compensation (base salary and target annual incentive bonuses) for our named executive officers is positioned competitively approximately within the 50th percentile of our compensation peer group. Our long-term incentive programs are designed to preserve cash resources, encourage long-term decision-making and value creation, and reward stock price appreciation.

In 2022, we and our subsidiaries exceeded most of our annual goals set under our corporate performance goals. We achieved significant clinical, research, and operational goals, such as presenting new clinical responses from a Phase 1/2 trial of botensilimab, launching several randomized Phase 2 studies for botensilimab, and completing the sale of parcels of land we own in Vacaville, CA for a total of approximately $24M. Our incentive compensation programs were administered in a manner consistent with our operating performance, long-term objectives, and compensation philosophy. Based on the Company’s overall performance in 2022, the annual incentive bonuses earned by our named executive officers ranged from 100% to 151% of their target bonus amounts, prior to adjusting for the multiplier applied as a result of the payment of these bonuses in shares of our stock rather than cash.

Compensation Philosophy

Our executive compensation program is designed to attract and retain high-caliber talent while aligning their incentives with the creation of long-term shareholder value. We aim to manage the risks and challenges inherent to a biotechnology company of our size and stage of development by combining short- and long-term elements, cash and equity compensation, and fixed and variable compensation. We incentivize our executives to achieve various research, clinical, and operational goals, as a means to creating long-term shareholder value, including building a high-performing team, demonstrating leadership and innovation, managing multiple dimensions of our business, and identifying and addressing our short- and long-term operational needs and financial position.

Our philosophy is to emphasize equity over cash compensation and long-term over short-term compensation. We aim to be competitive within our industry and fair relative to other professionals within our organization. Our executive compensation program's base salaries, target annual incentive bonus levels, and target annual long-term incentive award values are set at levels competitive with those of our peer group. We continually review our executive compensation program to ensure that it rewards executives appropriately and provides compensation at market-competitive levels.

To compete for top-tier executive talent in the biotechnology industry, we monitor market trends and draw upon compensation surveys prepared by Aon Radford, our Compensation Committee's independent compensation consultant, custom research developed by Aon Radford, and other nationally recognized compensation surveys. Our Compensation Committee engages Aon Radford annually to evaluate our executive compensation program and compare it to other programs in the market. We define our market using two market references for 2022: the Radford Global Life Sciences Survey and proxy data from a peer group of biotechnology companies. Our Compensation Committee approves a group of comparable companies as our peer group for executive and director compensation purposes.

We believe that our executive compensation program appropriately rewards our executives for achieving our goals and objectives, provides compensation at market-competitive levels, and presents no risks that are reasonably likely to have a material adverse effect on the Company.

Competitive Market Review

To determine our position relative to the appropriate market reference, we compare our executive compensation program and compensation amounts against our peer group. We review each compensation component (measured at target for annual and long-term incentive opportunities) and total compensation. These comparisons help us approximate our position relative to the market reference for each element of compensation and in total.

Market References: How We Define Market and How We Use Market Compensation Data. Our Compensation Committee has engaged Aon Radford since 2016 as its independent compensation consultant to evaluate our executive compensation program and compare it to other programs in the market.

Defining the Market. For 2022, we used two market references to evaluate our executive compensation program against those in the market:

1.
The Radford Global Life Sciences Survey, a national survey of executive compensation levels and practices. We focused primarily on a pre-determined subset of companies in our sector with between 175 and 1,500 employees and a market capitalization between $300 million to $3.0 billion (average market capitalization of approximately $1.2 billion).
2.
Proxy data from a peer group of biotechnology companies of a similar headcount, market capitalization, development stage and therapeutic focus as the Company.

On an annual basis, our compensation consultant recommends, and our Compensation Committee approves, a group of comparable companies as our peer group for executive and director compensation purposes. Based on discussions with, and the recommendation of, Aon Radford, our Compensation Committee selected a peer group for purposes of 2022 compensation determinations that removed eight companies from the prior year’s peer group and added seven new companies. Our peer groups for 2021 and 2022 were as follows:

2021 Peer Group	2022 Peer Group
Atara Biotherapeutics, Inc.	Arcus Biosciences, Inc.
Athenex, Inc.	Arvinas, Inc.
Corbus Pharmaceuticals Holdings, Inc.	Atara Biotherapeutics, Inc.
Cytokinetics, Incorporated	Deciphera Pharmaceuticals, Inc.
Deciphera Pharmaceuticals, Inc.	Fate Therapeutics, Inc.
Dicerna Pharmaceuticals, Inc.	ImmunoGen, Inc.
Epizyme, Inc.	Inovio Pharmaceuticals, Inc.
Fate Therapeutics, Inc.	Instil Bio, Inc.
ImmunoGen, Inc.	Iovance Biotherapeutics, Inc.
Inovio Pharmaceuticals, Inc.	Karyopharm Therapeutics Inc.
Karyopharm Therapeutics Inc.	MacroGenics, Inc.
MacroGenics, Inc.	Mersana Therapeutics, Inc.
NantKwest, Inc.	Precision BioSciences, Inc.
Precision BioSciences, Inc.	Seres Therapeutics, Inc.
Seres Therapeutics, Inc.	SpringWorks Therapeutics, Inc.
Syndax Pharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.
Syros Pharmaceuticals, Inc.	TG Therapeutics, Inc.
TG Therapeutics, Inc.	Voyager Therapeutics, Inc.
Voyager Therapeutics, Inc.	Zentalis Pharmaceuticals, Inc.
ZIOPHARM Oncology, Inc.

Determining Market Levels and Specific Comparisons. We compare our executive compensation program and amounts of compensation against our peer group by reviewing each compensation component (measured at target in the case of annual and long-term incentive opportunities) and total compensation. The comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by each element of compensation and in total.

Total Compensation Strategy

Our compensation strategy aims to offer our executives competitive compensation packages, with an opportunity to earn above-market pay for exceptional performance. To maintain our competitive pay philosophy, we prioritize long-term equity incentives and performance-based incentive compensation.

Our target for total compensation is generally at the 50th percentile of our peer group, which includes annual base salary, target annual incentive bonus, and the grant date value of equity awards. The actual competitive posture of our annual compensation may vary year to year based on individual and company performance, as well as the performance of our peer group and their executive compensation practices. Nonetheless, we plan to continue targeting total compensation at approximately the 50th percentile of our peer group, with an emphasis on performance-based compensation.

The competitive posture of our actual annual compensation paid or earned versus market references will vary year to year based on Company and individual performance, as well as the performance of our peer group and the respective levels of compensation paid by peer group companies to their executives. We expect to continue targeting total compensation at approximately the 50th percentile of our peer group, with an emphasis on performance-based compensation. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive bonuses, long-term equity-based incentive compensation, and certain other benefits.

Executive Compensation Program

Components of our Executive Compensation Program

Our executive compensation program follows the same structure as that of non-executive members of the Agenus management team. For short-term compensation, we offer base salary and annual incentive bonuses targets that recognize the experience, skills, knowledge, and responsibilities of each executive, while also considering competitive market conditions.

For newly hired executives, we also consider any relevant unique personal circumstances that motivated them to join Agenus and what we have historically paid for the same or similar roles, in addition to base salaries for corresponding positions within our peer group and the competitive market. When executives are newly promoted to a position, we consider their prior salary and experience, along with base salaries for corresponding positions within our peer group and the competitive market. If an executive does not have the same level of experience at the time of promotion as a counterpart hired from outside the Company would, we may implement a multi-step approach to bringing their base salary in line with targeted levels. Base salary increases at each of these steps will be contingent on the continued strong performance of the executive.

We review the base salaries of our executives annually and adjust them to reflect the executive’s performance, competitive market conditions, and market data. Increases are considered within the context of our overall annual financial position before more specific individual and market competitive factors are considered. We do not use specific formulas to determine base salary increases.

Short-Term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary provides a fixed rate of base compensation to recognize the experience, skills, knowledge, and responsibilities of each executive, and takes into account competitive market conditions.

Base Salary: Base salaries for our executive officers are generally positioned at or around the 50th percentile of our peer group (see “Competitive Market Review” above for further information on our peer group).. We consider various factors, such as an executive's seniority, experience, position and functional role and responsibilities, as well as peer group and competitive market data, when establishing base salaries.

As of January 1, 2022, our Compensation Committee approved an increase to Dr. Armen’s base salary from $655,000 to $687,750 (a 5% increase), an increase to Dr. O’Day’s base salary from $550,000 to $572,000 (a 4% increase), and an increase to Ms. Klaskin’s base salary from $275,725 to $286,754 (a 4% increase) during its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees.

Named Executive Officer	2022 Base Salary
Dr. Armen	$687,750
Dr. O’Day	$572,000
Ms. Klaskin	$286,754

In January 2023, our Compensation Committee approved increases to the base salaries of our named executive officers. Dr. Armen’s base salary increased from $687,750 to $715,260 (a 4% increase), Dr. O’Day’s base salary increased from $572,000 to $594,880 (a 4% increase), and Ms. Klaskin’s base salary increased from $286,754 to $298,224 (a 4% increase). These increases were effective as of March 6, 2023.

Annual Incentive Bonuses: Our executive officers' annual incentive bonuses are based on the achievement of Company goals and objectives as well as individual performance and are paid under our Executive Incentive Plan. Each executive is eligible to earn an annual incentive bonus ranging from 0-200% of their target bonus based on our Compensation Committee’s evaluation of the achievement of Company goals and objectives and individual performance.

For 2022, each of our named executive officers was eligible to receive an annual incentive bonus. The target bonus amount for each executive was expressed as a percentage of their base salary, and it was set based on market data and our Compensation Committee’s assessment of the achievement of pre-established Company goals and objectives as well as individual performance. The target bonuses for our named executive officers remained unchanged from 2021.

Named Executive Officer	2022 Target Bonus (% of base salary)
Dr. Armen	60
Dr. O’Day	50
Ms. Klaskin	30

In March 2023, the Compensation Committee approved an increase in the amount of Ms. Klaskin's target bonus amount from 30% to 35% in connection with its annual review of executive compensation matters and approval of annual longer-term incentive awards for all employees.

The Company sets annual goals and objectives at the beginning of each year with input from executives, and they are reviewed and approved by the Compensation Committee and the Board. In 2022, the Company achieved significant goals and objectives, including presenting new clinical responses from a Phase 1/2 trial of botensilimab, launching ongoing randomized Phase 2 studies for botensilimab in several refractory cancer types, filing an IND for AGEN1571 and observing early clinical benefit in AGEN2373, entering into multiple collaborations to evaluate assets in externally funded clinical combinations with other investigational products, and completing the construction of a new commercial GMP manufacturing facility in Emeryville, California.

Additionally, the Company collected milestone payments based on sales of GSK Shingrix vaccine containing QS-21 STIMULON as part of its vaccine adjuvant and clinical milestone payments from Gilead under the AGEN 2373 option agreement. It also completed the sale of parcels from the land it owns in Vacaville, CA and restructured operating expenses to improve operational efficiency and focus on the most promising development candidates.

The Company's subsidiary, SaponiQx, achieved milestones in 2022, such as entering into a clinical collaboration and supply agreement with Targovax ASA, the FDA accepting GSK's BLA for their respiratory syncytial virus older adult vaccine candidate, and completing GMP manufacturing of QS-21 STIMULON. The Company's publicly traded subsidiary, MiNK, presented early activity for its allogeneic, native iNKT cell therapy agenT-797 as a monotherapy and in combination with anti PD-1 inhibitors in solid tumors and viral ARDS. MiNK-413, an IL-15 armored CAR-iNKT program targeting B cell maturation antigen, demonstrated tumor clearance in preclinical models, while MiNK 214, an IL-15 armored tumor stromal targeting FAP-CAR-iNKT program, showed robust efficacy in NSCLC and melanoma preclinical models and is advancing in IND enabling studies.

While there is no set formula or specified weighting of the Company goals and objectives under the annual bonus program, in determining annual incentive bonus payouts, the Compensation Committee takes into account the achievement of the goals and objectives as a whole. At the end of the year, our Chief Executive Officer, with input from management, prepares a report outlining the extent to which Company goals and objectives were achieved and presents that report to our Compensation Committee along with a recommendation on the executives’ annual incentive bonus payout levels (other than with respect to his own), as a percentage of their target bonuses. Our Compensation Committee evaluates the report, along with any relevant supporting documentation, and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, our Compensation Committee may request supplemental information from management to support the Compensation Committee’s evaluation. Based on this evaluation, as well as the Company’s available financial resources, our Compensation Committee exercises its discretion to determine the appropriate level for the executives’ annual incentive bonus payouts. Once determined, the recommended bonus payout level is applied to each executive’s target bonus percentage to establish his or her annual incentive bonus payout. Our Compensation Committee may exercise further discretion to adjust the actual bonus paid to any individual executive based on his or her individual performance and its impact on the Company’s overall performance (with input from our Chief Executive Officer, other than with respect to his own bonus), which it did in 2022, as described below under “2022 Compensation Actions for our Named Executive Officers.”

In determining the annual incentive bonus payouts for our executive officers for 2022, our Compensation Committee determined that the majority of the Company’s pre-established goals and objectives for 2022, as described in general detail above, were accomplished. Our Compensation Committee noted that these accomplishments were made in a challenging economic environment in which the management team was under substantial resource constraints, and that the Company’s accomplishments in 2022 were critical in advancing the development of our diverse portfolio, reducing our reliance on contract manufacturing organizations, effectively managing our cost structure and advancing the Company towards potential commercialization.

For 2022, our Compensation Committee approved an annual incentive bonus payout for each of our named executive officers as follows: Dr. Armen at 151% of target and Dr. O’Day and Ms. Klaskin at 100% of target. In 2022, our Board determined to pay our employees, including our named executive officers, their annual incentive bonuses in the form of stock, in lieu of cash, with the number of shares of stock having a value of 150% of the employee’s annual incentive bonus that would have otherwise been paid in cash, determined based on the fair market value of our stock on January 5, 2023 ($2.45 per share, which was the closing price of our stock on January 5, 2023), the grant date for 2022 annual incentive equity bonus awards. These awards were made in the form of restricted stock and were immediately converted to fully vested shares of common stock subject to trading restrictions. The trading restrictions on 50% of each such stock award were removed on March 24, 2023 and the remaining trading restrictions will be removed on June 24, 2023. The table below shows for each of our named executive officers his or her target annual incentive bonus (as a percentage of base salary), actual annual incentive bonus received (as a percentage of base salary) and actual annual incentive bonus received (as a percentage of target), after giving effect to the multiplier applied as a result of the payment in shares of our stock. The amounts reported represent 150% of the equivalent cash bonus the Company would otherwise have paid to each of our named executive officers if the bonuses had instead been paid in cash.

Named Executive Officer	2022 Target Bonus (% of base salary)	2022 Actual Bonus (% of base salary)	2022 Actual Bonus (% of target)
Dr. Armen	60	136	227
Dr. O’Day	50	75	150
Ms. Klaskin	30	45	150

Long-Term Incentives.

The Company's long-term incentives include time-vesting and performance-vesting stock options, restricted stock awards, and performance shares. These incentives are designed to reward performance and the achievement of key milestones or other performance goals that are important to the Company's success. The Company believes that time-vesting stock options are also performance-based because no value is created unless the value of the common stock appreciates after grant.

Equity-based awards are granted to executives and employees to enable them to participate in the long-term appreciation of the Company's stock and to align their interests with those of the stockholders. These awards are not granted automatically to executives on an annual basis. The Compensation Committee grants equity-based awards based on the executive’s and the Company's performance over time, their ability to impact the Company's results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility, and competitive equity award levels for similar positions in the peer group.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive considerations applicable to the executive's specific position. The Compensation Committee considers the number of shares of common stock underlying equity-based awards held by other executives in comparable positions within the Company and has established long-term incentive guidelines for specified categories of executives.

Market Comparisons:

The Company uses several methodologies to make external comparisons when determining the number of options, shares of restricted stock, and/or performance shares to be granted to each executive. These methodologies include comparing the fair value of the grant (determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation), the face value of the grant, the number of shares of common stock underlying all options, restricted stock, and/or performance shares granted by position, and the proportion of exercisable to non-exercisable awards held in total. On a total Company basis, the Company analyzes total annual equity burn rates, the total number of shares remaining in the approved pool under the Equity Incentive Plan, and equity overhang.

Benefits.

The Company provides its employees the following benefits: health, vision, and dental insurance; life insurance; short- and long-term disability; flexible spending accounts; 401(k) plan; and Employee Stock Purchase Plan. The Company provides employer matching contributions equal to $0.50 for each $1.00 contributed by an employee under its 401(k) retirement plan. The Company believes that these benefits are consistent with those offered by companies against which it competes for talent.

Severance Compensation and Termination Protection.

We are party to employment agreements with Drs. Armen and O’Day. Additionally, we have entered into a change of control agreement with Ms. Klaskin. These agreements provide for severance compensation to be paid if the executive's employment or service is terminated under certain conditions, such as in connection with a change of control of the Company or a termination without cause by the Company, each as defined in the respective agreements. The agreements and severance compensation provisions are designed to meet certain objectives, such as maintaining management continuity in the event of a potential transaction and providing a mutually agreed-upon severance package that is in place prior to any termination event.

Prohibition Against Hedge and Offset Transactions

The Company's Securities Trading Policy prohibits its executive officers, directors, employees, and consultants, together with members of their household, from engaging in certain transactions, including selling securities they do not own, buying or selling derivative securities, and engaging in hedging transactions without pre-approval from the Chief Compliance Officer. None of the Company's executive officers has sought or obtained consent to engage in a hedging transaction as of the date of this document.

2022 Compensation Actions for our Named Executive Officers

The compensation actions for 2022 were determined by our Compensation Committee based on assessments of performance relative to Company goals and objectives and individual performance objectives, as well as comparisons against the market references described above. Our Chief Executive Officer, Dr. Armen, makes recommendations to the Compensation Committee regarding individual compensation for our executives, excluding himself. In 2022, the Compensation Committee worked with our Chief People Officer and an independent compensation consultant (Aon Radford) to determine the specific compensation actions for our executives. The Compensation Committee makes all final determinations regarding the compensation of our executives, including our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

•
Base Salary: In January 2022, Dr. Armen’s base salary was increased from $655,000 to $687,750 per annum (a 5% increase).
•
Annual Incentive Bonus: In January 2023, our Compensation Committee approved an annual incentive bonus of $625,000 to reward Dr. Armen for his performance in 2022, which was equal to 151% of his target annual incentive bonus. Due to the Board’s decision to pay his annual incentive bonus in Company stock, Dr. Armen received Company stock with an aggregate value on the issue date equal to 227% of his target annual incentive bonus.
•
Long-Term Incentives: In January 2022, our Compensation Committee granted Dr. Armen an option to purchase 1,900,000 shares of our common stock, subject to a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company; provided, however, that in the event of Dr. Armen’s death, disability, or retirement, such options shall vest in full.

Steven O’Day—Chief Medical Officer

•
Base Salary: In January 2022, Dr. O’Day’s base salary was increased from $550,000 to $572,000 per annum (a 4% increase).
•
Annual Incentive Bonus: In January 2023, our Compensation Committee approved an annual incentive bonus of $286,000 to reward Dr. O’Day for his performance in 2022, which was equal to 100% of his target annual incentive bonus. Due to the Board’s decision to pay his annual incentive bonus in Company stock, Dr. O’Day received Company stock with an aggregate value on the issue date equal to 150% of his target annual incentive bonus.
•
Long-Term Incentives: In January 2022, our Compensation Committee granted Dr. O'Day an option to purchase 150,000 shares of our common stock, subject to a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company.

Christine M. Klaskin—Vice President, Finance

•
Base Salary: In January 2022, Ms. Klaskin’s base salary was increased from $275,725 to $286,754 per annum (a 4% increase).
•
Annual Incentive Bonus: In January 2023, our Compensation Committee approved an annual incentive bonus of $86,026 to reward Ms. Klaskin for her performance in 2022, which was equal to 100% of her target annual incentive bonus. Due to the Board’s decision to pay her annual incentive bonus in Company stock, Ms. Klaskin received Company stock with an aggregate value on the issue date equal to 150% of her target annual incentive bonus.
•
Long-Term Incentives: In January 2022, our Compensation Committee granted Ms. Klaskin an option to purchase 100,000 shares of our common stock, subject to a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers, subject to certain transition rules. However, in designing our executive compensation program including our named executive officers compensation, the Compensation Committee considers a variety of factors, but believes that the primary purpose of our executive compensation is to provide market competitive compensation that effectively attracts and retains executive talent, and, as a result, has approved and will continue to approve compensation that is non-deductible or is limited in its deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Brian Corvese (Chair) Allison Jeynes-Ellis Timothy R. Wright

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation paid or awarded to, or earned by, our named executive officers for 2022, 2021, and, if applicable 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(4)		Stock Awards ($)(5)	Option Awards ($)(6)		All Other Compensation ($)(7)	Total ($)
Garo H. Armen, Ph.D.(2)	2022	689,010	625,000		312,500	3,999,800	(8)	—	5,626,310	(10)
Chief Executive Officer	2021	655,000	625,000		196,500	8,276,866	(8)	4,082	9,757,448	(10)
	2020	677,267	393,000		—	4,563,132	(8)	3,845	5,637,244	(10)
Steven J. O’Day, M.D.	2022	572,423	286,000		130,625	313,500		8,700	1,311,248	(10)
Chief Medical Officer(3)	2021	539,423	891,250	(9)	323,000	610,362		8,700	2,372,735	(10)
Christine M. Klaskin	2022	287,178	86,026		39,291	209,000		6,630	628,125	(10)
Vice President, Finance	2021	275,725	78,581		36,000	178,320		6,206	574,832	(10)
	2020	285,166	72,000		—	144,739		5,800	507,705	(10)

(1)
A portion of the amounts reported as base salary for 2022 and 2021 for Ms. Klaskin, who is also a named executive officer of MiNK Therapeutics, Inc. (“MiNK”), $27,244 and $20,019, respectively, were allocated to Ms. Klaskin’s services to MiNK in 2022 and 2021, and will also be reported as compensation in MiNK’s Summary Compensation Table. Due to a calendar anomaly, in 2020, Agenus had 27 pay periods rather than 26 pay periods, and the amounts reported as base salary for 2020 reflect such additional pay period.
(2)
As an employee-director, Dr. Armen receives no additional compensation for his service on the Board. The amount reported as base salary for Dr. Armen in 2020 and 2021 includes salary that was paid to Dr. Armen in the form of Agenus stock.
(3)
Dr. O’Day joined Agenus in January 2021.
(4)
Amounts reported reflect annual incentive bonuses for the applicable year. For 2022 and 2021, the amounts reported for Drs. Armen, and O’Day and Ms. Klaskin reflect the amount of the annual incentive bonus that would have been paid in cash, absent the Company’s decision to issue payment in the form of Agenus stock. Drs. Armen, and O’Day and Ms. Klaskin were granted shares of stock (subject to trading restrictions) in respect of their 2022 and 2021 annual incentive bonuses having a value on the date of grant equal to 150% of the amount of the annual incentive bonus listed in the table above. For 2022, based on the closing price of $2.45 on the date of grant, this resulted in their being granted 382,653, 175,108, and 52,669 shares, respectively, of fully vested Agenus stock. The grant date fair value of these incremental shares is not included in the stock awards column for 2022 because the shares were granted in 2023. For 2021, based on the closing price of Agenus stock of $2.51 on the date of grant, this resulted in the named executive officers being granted 373,505, 156,125, and 46,961 shares, respectively, of fully vested Agenus stock. The grant date fair value of these incremental shares is not included in the stock awards column for 2021 because the shares were granted in 2022. As such, the grant date fair value of these incremental shares is included in the stock awards column for 2022. For 2020, the amounts reported for Dr. Armen and Ms. Klaskin reflect the amount of the annual incentive bonus that would have been paid in cash, absent an election by the named executive officer to receive payment in the form of Agenus stock. Dr. Armen and Ms. Klaskin elected to receive payment of this bonus in the form of fully vested Agenus stock, and were granted shares of stock in respect of their 2020 annual incentive bonuses having a value on the date of grant equal to 150% of the amount of the annual incentive bonus listed in the table above, based on the closing price of Agenus stock of $2.87 on the date of grant, which resulted in their being granted 205,400, and 37,630 shares, respectively, of fully vested Agenus stock. The grant date fair values of these incremental shares are not included in the stock awards column for 2020 because the shares were granted in 2021. As such, the grant date fair value of these incremental shares is included in the stock awards column for 2021.
(5)
Amounts reported for each of our named executive officers for 2022 and for Dr. Armen and Ms Klaskin for 2021 reflect the incremental fair value of the shares granted in lieu of 2021 and 2020 bonus awards (as applicable) discussed in footnote 4 above, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value was calculated by multiplying the number of incremental shares of our common stock subject to the award by the closing price of a share of common stock on the grant date. The amount reported for 2021 for Dr. O’Day reflects the grant date fair value of the restricted stock unit award granted to him in January 2021 in connection with his hire in January 2021, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value was calculated by multiplying the number of restricted stock units subject to the award by the closing price of a share of our common stock on the grant date.
(6)
Amounts reported reflect the grant date fair value of options granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions used in valuing such awards.

(7)
Amounts reported for 2022 reflect matching contributions made under our 401(k) plan on behalf of Dr. O’Day and Ms. Klaskin
(8)
Amounts reported include the grant date fair value of options granted with respect to our subsidiary MiNK, which was $28,800 for 2022, $1,500,706 for 2021, and $1,484 for 2020, all determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 8 to the consolidated financial statements of MiNK'S Annual Report on Form 10-K for the year ended December 31, 2022 for assumptions used in valuing such awards.
(9)
The amount reported includes a sign-on bonus of $630,000 to Dr. O’Day.
(10)
The table below shows the cash compensation paid to each of our named executives. All other amounts included in the Summary Compensation Table represent non-cash compensation in the form of shares issued, and stock and options awarded, each valued in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. As discussed in footnotes 2 and 9 above, during 2021 and 2020, Dr. Armen received a portion of his salary in the form of Agenus stock, and in 2021, Dr. O’Day received a sign-on bonus.

Name	2022 ($)	2021 ($)	2020 ($)
Garo H. Armen, Ph.D.	689,010	488,777	385,461
Steven J. O’Day, M.D.	581,123	1,169,423	-
Christine M. Klaskin	293,808	281,931	290,966

Grants of Plan-Based Awards for Fiscal Year 2022

Executive Officer	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Garo H. Armen, Ph.D	01/02/2022(1)	—	1,900,000	3.22	3,971,000
	02/02/2022(2)	124,502	—	—	312,500
Steven J. O’Day, M.D.	01/02/2022(1)	—	150,000	3.22	313,500
	02/02/2022(2)	52,042	—	—	130,625
Christine M. Klaskin	01/02/2022(1)	—	100,000	3.22	209,000
	02/02/2022(2)	15,654	—	—	39,291

(1)
Options have a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in eight equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.
(2)
Represents the incremental fair value of the fully-vested shares granted in lieu of 2021 bonuses. See footnotes 4 and 5 to the Summary Compensation Table for further information on the shares granted in lieu of 2021 bonuses.
(3)
Represents the grant date fair value of awards granted during 2022 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. See footnotes 5 and 6 to the Summary Compensation Table for the assumptions used in determining the grant date fair value of these awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

We entered into an employment agreement with Dr. Armen in 2005 and subsequently amended the agreement in 2009 and 2010. Dr. Armen’s employment agreement sets forth his initial base salary and target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. Armen’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 18 months following his termination of employment or the period during which Dr. Armen receives severance payments and benefits.

We entered into an employment agreement with Dr. O’Day in October 2020, which was effective upon the commencement of his employment with us in January 2021. Dr. O’Day’s employment agreement provides for an initial annual base salary which has subsequently increased, and a target annual bonus opportunity, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. O’Day’s employment agreement also provided for a $630,000 sign-on bonus, which he received in 2021, and which he was required to repay to the Company if he terminated his employment within two years. Dr. O’Day’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition covenants that apply during employment and for 12 months following his termination of employment under certain circumstances, as well as employee non-solicitation/no-hire covenants that apply during employment and for the greater of 12 months following his termination of employment or the period during which Dr. O’Day receives severance payments and benefits.

We have not entered into an employment agreement with Ms. Klaskin. However, we have entered into a change of control agreement with Ms. Klaskin, the terms of which are described under “Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table shows outstanding equity awards for the named executive officers as of December 31, 2022:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Garo H. Armen, Ph.D.	200,000	—		3.61	06/13/2023
	140,000	—		2.72	09/12/2023
	500,000	—		3.00	02/14/2024
	250,000	—		5.04	02/12/2025
	555,000	—		4.16	03/31/2026
	53,037	—		6.77	09/16/2026
	853,000	—		3.77	03/31/2027
	935,200	—		5.65	03/02/2028
	42,500	—		2.38	12/31/2028
	1,665,000	—		2.38	01/01/2029
	87,500	—		3.23	11/05/2029
	1,500,000	—		4.12	12/24/2029
	58,333	—		3.61	06/15/2030
	1,263,500	636,500	(1)	3.70	12/17/2030
	—	1,900,000	(2)	3.18	01/01/2031
	—	1,900,000	(1)	3.22	01/02/2032
Steven J. O’Day, M.D.	99,999	200,001	(3)	3.23	01/04/2031
	—	150,000	(1)	3.22	01/02/2032
Christine M. Klaskin	32,500	—		3.61	06/13/2023
	30,000	—		2.72	09/12/2023
	100,000	—		3.00	02/14/2024
	45,000	—		5.04	02/12/2025
	30,000	—		4.16	03/31/2026
	7,551	—		6.77	09/16/2026
	72,500	—		3.77	03/31/2027
	83,150	—		5.65	03/02/2028
	75,000	—		2.38	12/31/2028
	8,333	—		2.38	12/31/2028
	4,537	—		3.23	11/05/2029
	85,000	—		4.12	12/24/2029
	12,500	—		3.61	06/15/2030
	33,248	16,752	(1)	3.70	12/17/2030
	—	50,000	(2)	3.18	01/01/2031
	—	100,000	(1)	3.22	01/02/2032

(1)
Represents options that are subject to a three-year vesting schedule pursuant to which one-third of the options vest on the one-year anniversary of the grant date (which is nine years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.
(2)
Options were granted by our Compensation Committee on January 1, 2021 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 16, 2021. Options are subject to a four-year vesting schedule pursuant to which one-third of the options vested on the two-year anniversary of the grant date (which is eight years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.
(3)
Options granted January 4, 2021 that have a three-year vesting schedule where one-third of the options vest on each anniversary of the grant date, generally subject to Dr. O’Day’s continued employment or service with the Company.

Option Exercises and Stock Vested for Fiscal Year 2022

The following table provides information relating to the vesting of stock awards for our named executive officers during 2022. No stock options were exercised by our named executive officers during 2022.

	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Garo H. Armen, Ph.D.	373,505	937,498
Steven J. O’Day, M.D.	256,125	711,874
Christine M. Klaskin	46,961	117,872

(1)
For each of our named executive officers, includes fully vested shares granted in 2022 in lieu of cash payment for 2021 bonuses. See footnotes 4 and 5 to the Summary Compensation Table for further information on the shares granted in lieu of 2021 bonuses. For Dr. O'Day, also includes the shares of our common stock acquired upon the vesting of restricted stock units during 2022.
(2)
The value reported equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with Drs. Armen and O’Day that provide for certain payments and benefits in the event of certain terminations of employment or a change of control. Additionally, we are a party to a change-in-control agreement with Ms. Klaskin. The following text summarizes the potential payments to Drs. Armen and O’Day and Ms. Klaskin, and the following tables include estimates of those potential payments assuming that the triggering event occurred on December 31, 2022, the last day of our fiscal year. As used in the following summary, the terms “cause,” “good reason” and “change of control” have the meaning set forth in the applicable agreement.

Our Chief Executive Officer

Dr. Armen

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason outside of a change of control, he is entitled to receive from the Company:

•
his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;
•
Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;
•
a lump sum payment of $15,000 for outplacement assistance;
•
a gross-up for any taxes with respect to such outplacement assistance payment;
•
a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and
•
at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Upon a change of control, 100% of any of Dr. Armen’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Armen’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•
a lump sum payment of 24 months of base salary plus two times the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;
•
Company-paid coverage under our medical and dental plans for a period of 24 months following the date of termination;
•
a lump sum payment of $15,000 for outplacement assistance;
•
a gross-up for any taxes with respect to such outplacement assistance payment;

•
a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and
•
acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to post-termination non-competition and non-solicitation restrictions that apply for the greater of a period of 18 months post-termination or the period during which he is receiving post-termination payments from us.

In June 2019, our Compensation Committee amended the terms of the outstanding stock options held by Dr. Armen. Pursuant to the amendment, in the event of Dr. Armen’s death, disability or retirement, all of his unvested stock options will vest in full and become exercisable, and each stock option will remain exercisable for the lesser of (i) three years from the date of such event or (ii) the end of the 10-year term of each such stock option.

The following table shows the severance payments and benefits that would be payable to Dr. Armen in the event of a termination of employment without cause or resignation for good reason, including within 24 months following a change of control, assuming such termination and change of control occurred on December 31, 2022.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	1,375,500	1,031,625
Bonus Payment	1,250,000	937,500
Acceleration of Vesting of Equity	—	—
Perquisites and Other Personal Benefits	46,335	39,063
Gross-up Payments for Change of Control Excise
Taxes	—	—
Total:	2,671,835	2,008,188

* We used the following assumptions to calculate these payments:

•
The value associated with cashing out all stock options that accelerate as a result of the event described in the table is based on a stock price of $2.40, which was the closing price of our common stock on December 30, 2022, the last trading day of 2022. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $2.40 and the exercise price related to such award (if any). Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $0 because the exercise price of each of Dr. Armen’s unvested stock options was greater than the closing price of our common stock on December 30, 2022.
•
We assumed in each case that the termination of employment is without cause, Dr. Armen does not violate his non-competition or non-solicitation agreements with us following such termination, he does not receive medical and dental insurance coverage from another employer within two years (or 18 months, as applicable) of such termination, and he does not incur legal fees requiring reimbursement from us. We also assumed that the termination of employment does not qualify as a retirement for purposes of Dr. Armen’s stock options.
•
We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.
•
For purposes of calculating his gross-up payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination (including a tax gross-up in respect of outplacement services), and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.40 (the closing price of our common stock on December 31, 2022) over the exercise price per share under the option, multiplied by the number of shares subject to the option vest in full. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

In the event of a termination of Dr. Armen’s employment due to his death, disability or retirement as of December 31, 2022, and based on the closing price of our common stock of $2.40 per share on December 30, 2022, the value of the unvested stock options that would have vested on such termination would be $0.

Our Chief Medical Officer

Dr. O’Day

Under Dr. O’Day’s employment agreement, if we terminate Dr. O’Day’s employment without cause or if he terminates his employment based on a material reduction in his base salary outside of a change of control, he would be entitled to receive from the Company:

•
his base salary for a period of 12 months, plus a lump sum payment equal to the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;
•
Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;
•
a lump sum payment of $15,000 for outplacement assistance; and
•
a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Dr. O’Day’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. O’Day’s employment without cause or if he terminates his employment as a result of a material reduction in his base salary or for good reason, he is entitled to receive from the Company:

•
a lump sum payment of 18 months of base salary plus 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;
•
Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;
•
a lump sum payment of $15,000 for outplacement assistance;
•
a gross-up for any taxes with respect to such outplacement assistance payment; and
•
acceleration of vesting for all then-unvested stock options and shares of restricted stock as of the date of termination.

Additionally, under Dr. O’Day’s employment agreement, he is subject to a 12-month post-termination of employment non-competition covenant in the event his employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 12 months post-termination or the period during which he is receiving post-termination payments from us. In the event any payment or benefit provided to Dr. O’Day, under his employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable.

The following table shows the severance payments and benefits that would have been payable to Dr. O’Day under his employment agreement in the event of a termination of employment without cause or resignation as a result of a material reduction in his base salary or for good reason, including within 18 months following a change of control, assuming such termination and change of control occurred on December 31, 2022.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)	Termination without Cause or as a Result of a Material Salary Reduction* ($)
Base Salary	858,000	572,000
Bonus Payment	429,000	286,000
Acceleration of Vesting of Equity	—	—
Perquisites and Other Personal Benefits	39,063	31,790
Total:	1,326,063	889,790

* We used the following assumptions to calculate these payments:

•
The value associated with cashing out all stock options that accelerate as a result of the event described in the table is based on a stock price of $2.40, which was the closing market price of our common stock on December 30, 2022. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $2.40 and the exercise price related to such award (if any). Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $0 because the exercise price of each of Dr. O’Day’s unvested stock options was greater than the closing price of our common stock on December 30, 2022.
•
We assumed in each case that the termination of employment is without cause, Dr. O’Day does not violate his non-competition or non-solicitation agreements with us following such termination, and does not receive medical and dental insurance coverage from another employer within 18 months of such termination.
•
We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Vice President, Finance

Ms. Klaskin

Under the change of control agreement with Ms. Klaskin, upon a change of control:

•
100% of any of Ms. Klaskin’s outstanding unvested performance shares as of the change of control date immediately vest;
•
50% of each of Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture; and
•
If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:
•
a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;
•
coverage under our medical and dental plans for 18 months following the date of termination;
•
a lump sum payment of $15,000 for outplacement assistance;

•
a gross-up for any taxes with respect to such outplacement assistance payment; and
•
the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change of control.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)
Base Salary	430,131
Bonus Payment	129,039
Acceleration of Vesting of Equity	—
Perquisites and Other Personal Benefits	19,867
Total:	579,037

* We used the following assumptions to calculate these payments:

•
The value associated with cashing out all stock options that accelerate as a result of the event described in the table is based on a stock price of $2.40, which was the closing market price of our common stock on December 30, 2022. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $2.40 and the exercise price related to such award (if any). Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $0 because the exercise price of each of Ms. Klaskin’s unvested stock options was greater than the closing price of our common stock on December 30, 2022.
•
We assumed that the termination of employment is without cause, and Ms. Klaskin does not receive medical and dental insurance coverage from another employer within 18 months of such termination.
•
We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for his or her service as a non-employee director in 2022:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)		Stock Awards(4) ($)	Other Compensation ($)		Total ($)
Brian Corvese	132,500	265,500	(4)	53,628	137,875	(5)	589,503
Susan Hirsch	75,000	145,000		—	—		220,000
Allison Jeynes-Ellis	75,000	145,000		—	—		220,000
Wadih Jordan (7)	105,000	145,000		—	—		250,000
Ulf Wiinberg	102,500	173,800	(4)	42,003	14,000	(6)	332,303
Timothy Wright	150,000	217,500		—	—		367,500

(1)
Includes fees earned in 2022 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended) or paid in Agenus Inc. common stock.
(2)
Amounts shown reflect the grant date fair value of stock options granted during 2022 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 13 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions used in valuing such awards.
(3)
The aggregate number of shares subject to stock option awards held by each director as of December 31, 2022 was:

Stock Options
Brian Corvese	607,916
Susan Hirsch	300,000
Allison Jeynes-Ellis	400,000
Wadih Jordan	562,550
Ulf Wiinberg	542,500
Timothy Wright	628,417

(4)
Amounts reported include the value of options and restricted stock units granted with respect to our subsidiary MiNK.
(5)
Represents cash retainer earned for services under a consulting agreement and amounts earned as a non-employee member of the board of directors of our subsidiary MiNK.
(6)
Represents cash retainer earned for service as a non-employee member of the board of directors of MiNK.
(7)
Mr. Jordan resigned from our Board effective as of December 31, 2022.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The Compensation Committee compares our Board compensation to compensation paid to non-employee directors by companies in our peer group, described above. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2022

Type of Fee
Annual retainer	$75,000
Additional annual cash retainer for Lead Director	$20,000
Additional annual cash retainer for Audit and Finance Committee Chair	$20,000
Additional annual cash retainer for Audit and Finance Committee member	$10,000
Additional annual cash retainer for Compensation Committee Chair	$20,000
Additional annual cash retainer for Compensation Committee member	$10,000
Additional annual cash retainer for Corporate Governance and Nominating Committee Chair	$15,000
Additional annual cash retainer for Corporate Governance and Nominating Committee member	$7,500
Additional annual cash retainer for Executive Committee Chair	$40,000
Additional annual cash retainer for Executive Committee member	$20,000
Additional annual stock option grant for Executive Committee (2)	80,000
Additional cash meeting fee for each individual Board or Committee meeting in excess of 10 meetings	$1,500
Initial stock option grant(2)	150,000
Annual stock option grant(1)	100,000

(1)
Initial stock option grants vest over three years in equal annual installments on each anniversary of the date of grant, generally subject to continued service through the applicable vesting date.
(2)
Annual stock option grants vest entirely on the earlier of (i) the one-year anniversary of the grant date and (ii) the following year’s annual stockholder meeting, in each case, generally subject to continued service through the vesting date.

Agenus also reimburses each non-employee director for reasonable travel and out-of-pocket expenses in connection with his or her service as director.

Our Directors’ Amended and Restated Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account tied to the value of our common stock, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation into an equity account under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

Consulting Agreement with Mr. Corvese

We entered into a letter agreement with Mr. Corvese, which was subsequently amended in 2022, under which he provides consulting services to us. Pursuant to his letter agreement, Mr. Corvese is entitled to receive a monthly cash retainer equal to $10,000, not to exceed $120,000 for each year of the term. Under Mr. Corvese’s letter agreement, he has agreed to a one year non-solicitation, perpetual nondisparagement, and perpetual confidentiality covenants.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Dr. Armen, our chairman and chief executive officer (the “CEO”), to the median of the annual total compensation of all our employees (other than the CEO). For 2022:

•
Dr. Armen’s total annual compensation as reflected in the Summary Compensation Table : $5,626,310 (of which $689,010 is cash compensation);

•
Median annual total compensation of all employees (other than CEO): $111,791; and
•
Ratio of the annual total compensation of the CEO as reflected in the Summary Compensation Table to the median of the annual total compensation of all employees (other than CEO): 50:1, or 14:1 excluding the non-cash value of option awards granted during 2022

In determining the median employee, we chose December 31, 2022 as the date to identify our median employee, and we identified our median employee using the consistently applied compensation measure of base salary as reflected on Company records for all U.S. and non-U.S. employees; provided, however, we excluded 86 employees of CTC North GmbH, our wholly owned subsidiary which we acquired in 2022. Additionally, we annualized the compensation of all employees who were hired in 2022 and were working for us on December 31, 2022, but who did not work for us the entire fiscal year. After we identified our median employee, we measured the employee’s annual total compensation under SEC rules using base salary earned in 2022, annual cash or stock bonuses paid in 2023 for the 2022 performance year, the grant date value of any equity awards received in 2022 and the 401(k) match provided by the Company in 2022, in each case, if applicable. We calculated our median employee’s total annual compensation using the same methodology we used to calculate Dr. Armen’s annual total compensation, as reflected in the “Total” column of the Summary Compensation table above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding the relationship between executive compensation actually paid and certain financial performance of the Company for Dr. Armen, our principal executive officer (“PEO”), and our named executive officers other than our PEO (“Non-PEO NEOs”) for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

As noted in the CD&A, the principal incentive elements in the Company’s executive compensation program for 2022 were delivered in the form of annual bonuses (paid in equity in lieu of cash) and equity awards in the form of time-based options. As is the case with many companies in the biotechnology industry, our incentive objectives are generally tied to the Company’s strategic and operational goals, and we did not use financial measures to link executive compensation to our financial performance in 2022. Accordingly, we have not included any “Company Selected Measure,” as contemplated under the SEC Pay Versus Performance disclosure rules, or provided a tabular list of financial performance measures.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return (6)	Net Loss ($)(7)	Company Selected Measure
2022	5,626,310	(1,356,412)	969,686	1,088,774	(0.25)	(0.11)	(230,655,670)	N/A
2021	9,757,448	8,844,707	2,809,564	2,505,512	0.01	(0.01)	(28,723,733)	N/A
2020	5,637,244	(1,572,801)	1,178,911	755,519	(0.22)	0.26	(182,891,108)	N/A

(1)
Represents the total from the Summary Compensation Table in each applicable year for Dr. Armen, who was the PEO for all three years reported in the table (2020-2022).
(2)
Represents the amount of compensation actually paid to Dr. Armen, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the adjustments made to the PEO’s total compensation for each year to determine the compensation actually paid for the relevant year.

(3)
Represents the average total from the Summary Compensation Table in each applicable year for the Non-PEO NEOs, which are comprised of: for 2022, Dr. O’Day and Ms. Klaskin; for 2021, Drs. Buell and O’Day, Ms. Klaskin, and Mr. Krauss; and for 2020, Dr. Buell, Mr. Kearns, Ms. Klaskin, and Mr. Krauss.
(4)
Represents the average amount of compensation actually paid to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the adjustments made to the total compensation for each year to determine the compensation actually paid for the relevant year.
(5)
Represents the cumulative total return on $100 invested in the Company’s common stock as of the last day of public trading of the Company’s common stock in fiscal year 2019 through the last day of public trading of the Company’s common stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2022, 2021 or 2020.
(6)
Represents the weighted cumulative total return on $100 invested as of the last day of public trading in fiscal year 2019 through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported. The peer group used for this purpose is the Nasdaq Biotechnology Index for all three years disclosed, which is the same peer group used in our Annual Report on Form 10-K for each of these years for purposes of Item 201(e) of Regulation S-K. The return of this index is calculated assuming reinvestment of dividends during the period presented.
(7)
Represents net income (loss) disclosed in our Annual Report on Form 10-K for the years ended December 31, 2022, 2021 and 2020, as applicable.

Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)	Plus (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Grant Awards Granted in Prior Fiscal Years ($)	Fair Value as of the Vesting Date of Awards Granted and Vest in the Same Year ($)	Plus (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were satisfied during Fiscal Year ($)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet applicable Vesting conditions during Fiscal Year ($)	Compensation Actually Paid ($)
PEO
2022	5,626,310	(3,999,800)	2,887,244	(1,600,793)	937,498	(2,359,064)	(2,847,806)	(1,356,412)
2021	9,757,448	(8,276,866)	3,981,765	(168,188)	589,498	2,961,050	-	8,844,707
2020	5,637,244	(4,563,132)	3,634,486	(3,083,658)	-	(10,353)	(3,187,388)	(1,572,801)
Non-PEO NEOs (Average)
2022	969,686	(261,250)	189,950	(27,408)	254,873	(14,653)	(22,424)	1,088,774
2021	2,809,564	(1,423,324)	734,629	(12,412)	130,087	309,922	(42,954)	2,505,512
2020	1,178,911	(759,380)	624,484	(222,779)	-	(18,190)	(47,527)	755,519

For the values of equity awards included in the above table, fair values are calculated in accordance with FASB ASC Topic 718 and, in the case of performance-based stock options and performance shares, are based on the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by our Compensation Committee as of the applicable vesting date). Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

Relationship Between Pay and Performance

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. Accordingly, our compensation program is not influenced by financial metrics, such as net income. For 2020, our net loss was $182.9 million as compared to the “compensation actually paid” of a negative $1.6 million for Dr. Armen and $0.8 million for the average of Non-PEO NEOs. In 2021, our net loss was $28.7 million while the “compensation actually paid” paid for Dr. Armen and the average for Non-PEO NEOs was $8.8 million and $2.5 million, respectively. With respect to 2022, our net loss was $230.7 million, while the “compensation actually paid” was a negative $1.4 million for Dr. Armen and $1.1 million for the average of our Non-PEO NEOs. The fluctuations in our “compensation actually paid” were driven by the fluctuations in our stock price over the three-year period, particularly in light of the leverage of our executive compensation program towards equity awards.

Description of Relationship between PEO and average NON-PEO NEO compensation actually paid and our TSR.

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, each as set forth in the table above, and our TSR over the three-year period from 2020 through 2022.

$10,000
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
Compensation Actually Paid (in 000s)
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
2019
2020
2021
2022
$100.00
$78.13
$79.12
$58.97
$(1,573)
$756
$8,845
$2,506
$(1,356)
$1,089
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return

Description of Relationship between our TSR and Peer Group Index TSR.

The following chart compares our TSR over the three-year period from 2020 through 2022 to that of the NASDAQ Biotechnology Index over the same time period.

140
120
100
80
60
40
20
0
Index Value
12/31/2019
12/31/2020
12/31/2021
12/31/2022
Period Ending
AGEN
NASDAQ BIOTECH (^NBI)

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 17, 2023, Agenus had 341,662,538 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Agenus common stock, as of April 17, 2023, by:

•
each of our directors,
•
each of our named executive officers, and
•
all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 17, 2023, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 17, 2023 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 17, 2023 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable	Total	Percent of Class
Garo H. Armen, Ph.D.(1)	1,954,136	9,993,570	11,947,706	3.4%
Allison Jeynes-Ellis	66,176	400,000	466,176	*
Timothy R. Wright(2)	50,391	779,014	829,405	*
Brian Corvese	92,085	607,916	700,001	*
Ulf Wiinberg(3)	99,063	706,108	805,171	*
Susan Hirsch	108,725	266,666	375,391	*
Christine M. Klaskin	153,937	689,755	843,692	*
Steven O’Day	272,384	262,061	534,445	*
Wadih Jordan (4)	—	562,550	562,550	*
All current directors and executive officers as a group (9 persons)(5)	2,796,897	14,267,640	17,064,537	4.8%

* Less than one percent

(1)
Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is Chief Executive Officer, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock. Includes 479,000 shares held by the Garo Armen 2020 2 Year AG GRAT as Dr. Armen is the trustee and has investment authority, 125,969 held in an IRA, and 100,000 shares held by Pixie Partners, a General Partnership, as Dr. Armen is a general partner.
(2)
Includes 150,597 deferred shares to be distributed in accordance with the terms of our DDCP.
(3)
Includes 163,608 deferred shares to be distributed in accordance with the terms of our DDCP.
(4)
Mr. Jordan retired from the Board of Directors on December 31, 2022. The information provided is to the best of the Company's knowledge.
(5)
Includes 314,205 deferred shares to be distributed in accordance with the terms of our DDCP, and excludes shares held by Holdings as described in footnote (1).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 17, 2023 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley	Common	1,591,039		*
1410 Moran Road Franklin, TN 37069-6300	Series A-1 Preferred	31,620	(1)	100%
State Street Corporation	Common	22,603,650	(2)	6.6%
1 Lincoln Street Boston, MA 02111
Blackrock Inc.	Common	23,400,423	(3)	6.8%
55 East 52nd Street New York, NY 10055
The Vanguard Group Inc.	Common	24,281,255	(4)	7.1%
100 Vanguard Blvd. Malvern, PA 19355
Deep Track Capital, LP	Common	27,000,000	(5)	7.9%
200 Greenwich Ave, 3rd Floor Greenwich, CT 06830

* Less than one percent

(1)
Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 17, 2023 he would have held 1,924,375 shares of our common stock, or 0.6% of the shares outstanding.
(2)
Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 9, 2023 by State Street Corporation and SSGA Funds Management, Inc. State Street Corporation has shared voting power over 22,034,349 shares and shared dispositive power over 22,603,650 shares. SSGA Funds Management, Inc. has shared voting power over 17,098,191 shares and shared dispositive power over 17,155,491 shares.
(3)
Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 3, 2023 by Blackrock Inc. Blackrock Inc. has sole voting power over 22,717,552 shares and sole dispositive power over 23,400,423 shares.
(4)
Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group Inc. The Vanguard Group Inc. has shared voting power over 509,391 shares, sole dispositive power over 23,540,495 shares and shared dispositive power over 740,760 shares.
(5)
Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 14, 2023 by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Each of Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin have shared voting and dispositive power over 27,000,000 shares. The principal business address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, GeorgeTown, KY1-9001, Cayman Islands.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2022 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Protagenic Therapeutics, Inc.

During the year ended December 31, 2022, our Audit and Finance Committee approved the performance of research and development manufacturing services totaling $106,000 for Protagenic Therapeutics, Inc ("Protagenic"). We will be reimbursed for these services on an actual time and materials basis. During the year ended December 31, 2022, our Audit and Finance Committee approved a contract between a wholly-owned subsidiary of Agenus and Protagenic for the performance of clinical trial services totaling approximately $1.1 million. For the year ended December 31, 2022, approximately $171,000 of service revenue was recognized related to these services. The remainder of these services are expected to be completed over the next year. Dr. Garo H. Armen, our CEO, is Executive Chairman of and has a greater than 10% equity interest in Protagenic.

MiNK Therapeutics, Inc.

In October 2021, we completed the initial public offering of MiNK Therapeutics, Inc. (“MiNK”), trading on the Nasdaq Global Market under the ticker symbol “INKT”. MiNK is a clinical stage biopharmaceutical company focused on developing allogeneic invariant natural killer T cell therapies to treat cancer and other life-threatening immune diseases. We are currently the majority stockholder of MiNK and we own 76.7% of MiNK’s outstanding shares as of the date of this proxy statement. Prior to its initial public offering, MiNK was dependent upon us for all of its working capital requirements. Due to efficiencies, certain MiNK operations are currently fully integrated with us, including, but not limited to, corporate functions such as finance, human resources, information technology and legal functions. In September 2018, we entered into an Amended and Restated Intercompany License and Services Agreement (the “Intercompany Agreement”) with MiNK, which amended and restated the original Intercompany License and Services Agreement effective March 1, 2018, under which (i) for consideration of $600,000, MiNK was granted a non-exclusive, field-limited, nontransferable license to certain licensed technology, (ii) we performed research and business services (Company Services) to support our operations on a cost plus basis and (iii) MiNK performed research services for us, also on a cost plus basis.

Effective April 1, 2022, we entered into an Amended and Restated Intercompany Services Agreement (the “New Intercompany Agreement”) with MiNK, which amended and restated the Intercompany General & Administrative Agreement between Agenus and MiNK dated September 10, 2021 (the “Prior Intercompany Agreement”). Under the New Intercompany Agreement, Agenus provides MiNK with certain general and administrative support, including, without limitation, financial, facilities management, human resources and information technology administrative support (the “Agenus Services”), and MiNK and Agenus provide each other with certain research and development services (the “R&D Services”) and other support services, including legal and regulatory support (the “Shared Services”). MiNK is required to pay 10% of Agenus’ costs related to the Agenus Services, and the costs of R&D Services are based upon pass-through costs related to such services plus an allocation of the costs of the employees performing the services. No payment will be due from either party for the Shared Services, provided that the services provided by each party are proportional in scope and volume. MiNK is also entitled to use our business offices and laboratory space and equipment (inclusive of a current good manufacturing practice manufacturing suite) in exchange for MiNK contributing a proportionate payment for the use of such facilities and equipment, and MiNK will be covered by certain of our insurance policies, subject to certain conditions, including MiNK paying the cost of such coverage. Either party may terminate the New Intercompany Agreement upon 60 days’ prior written notice and individual services upon 30 days’ prior written notice.

Allocated Agenus Services primarily include payroll related expenses, facility costs, insurance and stock-based compensation, and are included in the accompanying financial statements based on certain estimates and allocations described above. Allocation of Agenus Services, net, of $2.0 and $2.4 million for the years ended December 31, 2022 and 2021, respectively, is included in Operating expenses in the MiNK's statement of operations and comprehensive loss and Due to related parties, of $9.1 million as of December 31, 2022, in MiNK's consolidated balance sheet. During 2023, Agenus agreed not to require repayment of this balance prior to March 31, 2024.

Effective April 12, 2022, our subsidiary Atlant Clinical Ltd. ("Atlant") entered into a Master Services Agreement with MiNK, to provide clinical trial support services to MiNK, including an electronic trial master file platform, medical monitoring and data manager services. As of December 31, 2022, MiNK had entered into work orders with Atlant totaling approximately $157,000, plus out of pocket expenses which are to pass through to MiNK at cost.

On March 30, 2023, we announced a dividend distribution of approximately 5 million shares of MiNK common stock to be made to all Agenus shareholders of record as of April 17, 2023, on a pro rata basis. The dividend will be distributed on May 1, 2023, following which, Agenus will own approximately 62% of MiNK’s outstanding shares.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter and Related Party Transaction Policy which was amended in 2022. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate- governance. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics and Related Party Transaction Policy requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify management for review and approval by management and our Audit and Finance Committee. A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of our website at https://investor.agenusbio.com/ corporate-governance. No material on our website is part of this proxy statement.

PROPOSAL 2— TO APPROVE AN AMENDMENT TO OUR 2019 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 1,000,000 TO 2,000,000

Our 2019 Employee Stock Purchase Plan (as amended in 2021, our “ESPP”) was originally approved by our stockholders on June 16, 2020 and was amended on April 28, 2021. On March 29, 2023 the Board approved a subsequent amendment (the “ESPP Amendment”) to our ESPP, (as amended by the ESPP Amendment, our “Amended ESPP”), subject to stockholder approval. We are requesting that stockholders approve the ESPP Amendment to increase the maximum number of shares available for purchase pursuant to the exercise of options granted under our ESPP from 1,000,000 shares to 2,000,000 shares. The material terms of our Amended ESPP are described under “Summary of our Amended ESPP” below. If stockholders do not approve this Proposal 2, the proposed 1,000,000 additional shares will not become available for issuance under our ESPP, and we will not have sufficient shares to maintain our ESPP.

Existing Equity Plan Information

The table below includes aggregate information, as of March 31, 2021, regarding outstanding equity awards and the number of shares available for future awards under our Amended and Restated 2009 Equity Incentive Plan (our “2009 Plan”), our 2019 Plan, our ESPP, the DDCP and our 2015 Inducement Equity Plan, and the number of new shares that would be available for issuance under the Amended ESPP if this Proposal 2 is approved by stockholders.

	Number of Shares	As a percentage of stock outstanding (as of March 31, 2023)

Total shares subject to existing equity awards under 2009 Plan and 2019 Plan (with performance shares measured at maximum level achievement of applicable performance goals) and available for future issuance under 2019 Plan	50,630,227	14.8%
Total shares available for future issuance under ESPP	—	0.0%
Total new shares proposed to be available for issuance under Amended ESPP(1)	1,000,000	0.3%
Total shares subject to existing equity awards and available for future issuance under 2015 Inducement Equity Plan	1,118,022	0.3%
Total shares subject to existing equity awards and available for future issuance under DDCP	447,747	0.1%
Total shares subject to existing equity awards, available for future issuance and proposed to be available for issuance	53,195,996	15.6%

(1) Subject to adjustment, the maximum number of shares of common stock available for issuance pursuant to our ESPP is

1,000,000 shares. If this Proposal 2 is approved, the share pool under our ESPP will be increased to 2,000,000 shares.

Summary of our Amended ESPP

The following is a brief summary of the material terms of our Amended ESPP. A copy of the ESPP Amendment is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our Amended ESPP is qualified in its entirety by reference to the full text of our Amended ESPP.

In General. Our Amended ESPP is intended to enable eligible employees to purchase shares of our common stock and thereby acquire an interest in the future of the Company. Our Amended ESPP is generally implemented by a series of separate offerings, which we refer to as option periods. On the first day of each option period, participating employees will be granted an option to purchase shares of our common stock, which will be automatically exercised on the last business day of the option period. Our Amended ESPP is intended to satisfy the requirements of Section 423 of the Code.

Administration. Our Amended ESPP is administered by the Board and its delegates, which will have the right to determine any questions that may arise regarding the interpretation and application of our Amended ESPP and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Board may delegate any or all of its powers under our Amended ESPP to one or more committees or subcommittees to the extent permitted by applicable law and has so delegated its powers to our Compensation Committee. As used in this summary, the term “Board” refers to the Board or any authorized delegates, as applicable.

Eligibility. Participation in our Amended ESPP is limited to our employees and those of our designated subsidiaries. No employee will be granted an option under our Amended ESPP if, immediately after the option is granted, the employee would own (or would be deemed to own) shares of our common stock possessing five percent or more of the total combined voting power or value of all classes of shares of us, our parent or our subsidiaries. In addition, no employee will be granted an option under our Amended ESPP that would permit his or her rights to purchase shares under all employee stock purchase plans maintained by us and our parent and subsidiaries to accrue at a rate that exceeds $25,000 (or such other maximum prescribed by the Code) of fair market value of stock for each calendar year during which any option granted to such employee is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code. As of April 17, 2023 approximately 314 employees were eligible to participate in our Amended ESPP, including all of our executive officers.

Authorized Shares. Subject to adjustment as described below, 2,000,000 shares of our common stock are reserved for issuance under our Amended ESPP (inclusive of shares previously issued under our ESPP prior to the effective date of our Amended ESPP). Without giving effect to the ESPP Amendment, as of April 17, 2023, no shares remained available for issuance under our ESPP. If any option granted under our Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for sale pursuant to the exercise of options under our Amended ESPP. The closing price of our common stock as reported on Nasdaq on April 17, 2023 was $1.68 per share.

Shares that may be issued under our Amended ESPP may be authorized but unissued shares or reacquired shares.

Participation. Eligible employees may elect to participate in an option period under our Amended ESPP in the manner and within the time periods established by the Board. A participant who holds an option under our Amended ESPP may at any time prior to exercise cancel all (but not less than all) of his or her option by written notice to the Company. Upon cancellation, the balance of the participant’s account under our Amended ESPP will be returned to the participant.

Option Periods. Unless otherwise determined by the Board, option periods under our Amended ESPP will be approximately six months in duration and commence on the first business day of January and July of each year and end on the last business day of June and December of each year, respectively.

Options. Subject to the limitations in our Amended ESPP, on the first day of each option period, participating employees will be granted an option to purchase no more than 20,000 shares of our common stock. On the last day of each option period, each employee who is a participant in our Amended ESPP will be deemed to have exercised the option granted to him or her for the option period.

Purchase Price. The purchase price of each share issued pursuant to the exercise of an option under our Amended ESPP on an exercise date will be 85% of the lesser of (i) the closing price of a share on the date the option is granted (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported) and (ii) the closing price of a share on the exercise date (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported).

Transfer Restrictions. Options granted under our Amended ESPP during the participant’s lifetime will be exercisable only by such participant and may not be sold, pledged, assigned or transferred in any manner.

Adjustments. In the event of any change in the outstanding stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under our Amended ESPP, the number and type of shares under options granted but not exercised, the maximum number and type of shares purchasable under an option, and the option price will be appropriately adjusted; provided that no adjustment will be made unless the Company is satisfied that it will not constitute a modification of rights granted under our Amended ESPP or otherwise disqualify our Amended ESPP as an employee stock purchase plan under Section 423 of the Code.

Certain Transactions. In the event of a sale of all or substantially all of our stock or assets, or a merger or similar transaction in which the Company does not survive or which results in the acquisition of the Company by another person, the Board will (i) if the Company is merged with or acquired by another corporation, provide that each outstanding option will be assumed or that a substitute option will be granted by the acquirer, the successor or one of their parents or subsidiaries, (ii) cancel each option and return the balances in participants’ accounts under our Amended ESPP to participants, or (iii) end the option period on or before the date of the proposed sale or merger.

Term. Our ESPP, without giving effect to the ESPP Amendment, became effective on June 30, 2019, the date our ESPP was approved by the Board, and no rights shall be granted thereunder after the tenth anniversary of such date of Board approval. Our Amended ESPP will become effective upon stockholder approval of this Proposal 2.

Amendment and Termination. The Board may at any time amend our Amended ESPP to the extent, and in any manner, it may deem advisable, subject to stockholder approval if the amendment would be treated as the adoption of a new plan for purposes of Section 423 of the Code. The Board may suspend or terminate our Amended ESPP at any time. In connection with any such suspension or termination, the Board may provide that outstanding options will be exercisable either at the end of the applicable option period or such earlier date as the Board may specify.

Certain Federal Income Tax Consequences of our Amended ESPP

The following is a summary of certain U.S. federal income tax consequences associated with options granted under our Amended ESPP. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with our Amended ESPP, nor does it cover state, local or non-U.S. taxes.

Our Amended ESPP is intended to qualify under the provisions of Section 423 of the Code. Our Amended ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Assuming our Amended ESPP is and remains so qualified, no income will be taxable to a participant until the sale or other disposition of the shares of common stock purchased under our Amended ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the applicable option period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the excess of the fair market value of the ESPP shares as of the first day of the option period over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant generally will have long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will generally be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. The Company is not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except generally to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The amounts of future stock purchases under our Amended ESPP are not determinable because, under the terms of our Amended ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our common stock at the beginning and end of each applicable option period.

The following table sets forth the number of shares under our ESPP that were acquired by our named executive officers, our executive officers as a group and our other employees (who are not executive officers) as a group for the option period ending on December 31, 2022. Non-employee directors are not eligible to participate in our Amended ESPP.

Name	Number of Shares

Garo H. Armen, Ph.D.	-
Steven J. O’Day, M.D.	-
Christine M. Klaskin	-
Executive Officer Employee Group	5,190
Non-Executive Officer Employee Group	145,101

Vote Required

To approve Proposal 2, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 2. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	36,459,460	$3.57	19,473,350	(2)
Equity compensation plans not approved by security holders(3)	204,500	$4.46	913,522
Total	36,663,960		20,386,872

(1)
Includes 35,895,176 shares subject to awards under our 2009 Plan and our 2019 Plan, and 564,284 shares issuable under our DDCP.
(2)
Includes shares that may be issued under our 2019 Plan and our ESPP and 133,542 shares available under our DDCP.
(3)
Represents our 2015 Inducement Equity Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4).
(4)

PROPOSAL 3—TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS FOR 2022

The Company is providing stockholders with the opportunity at the 2023 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers for 2022 as disclosed in the Company’s proxy statement.

As described in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this proxy statement, our Compensation Committee has structured our executive compensation program to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term value for our stockholders. The Company’s executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis section beginning on page 19 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 26 through 34 of this proxy statement, which provide detailed information on the compensation of our named executive officers for 2022. Our Compensation Committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement for 2022 reflects and supports these compensation policies and procedures.

While the "Say-on-Pay" vote is non-binding, the Board and our Compensation Committee value the opinions of our stockholders on this Proposal 3 and will consider the outcome of the vote on Proposal 3 when making future compensation decisions for our named executive officers.

Vote Required

To approve Proposal 3, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2023 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2023 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2022. Representatives of KPMG LLP are expected to be present at the 2023 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 1997.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $788,750 for 2022 and $802,450 for 2021.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance services were $207,087 in 2022 and $158,285 in 2021.

Fees paid to KPMG LLP associated with tax consultation services were $138,365 in 2022 and $147,320 in 2021.

All Other Fees

Fees paid to KPMG LLP associated with subsidiary audits and related matters were $466,286 in 2022 and $909,002 in 2021. We also paid $2,730 and $2,430 in fees to KPMG LLP associated with accounting research and disclosure checklist tools for each of 2022 and 2021, respectively. Except as described herein, we paid no other fees to KPMG LLP for 2022 or 2021.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2022 and 2021 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 4, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5—TO RECOMMEND, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing stockholders with the opportunity at the 2023 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Frequency”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1—Every year;
Choice 2—Every two years;
Choice 3—Every three years; or
Choice 4—Abstain.

The Board believes that voting every once three years on “Say-on-Pay” would be the choice best suited for the Company. The reasons for the Board’s recommendation include the following:

•
A triennial vote will give the Company’s stockholders the opportunity to more fully assess the success or failure of the Company’s long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance;
•
A three-year vote cycle allows sufficient time for the Board and our Compensation Committee to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program;
•
As a practical matter, any changes to our executive compensation program that were responsive to stockholder concerns would not be fully disclosed and reflected in the Compensation Discussion and Analysis section and the related tables and narrative disclosure of the proxy statement until the second year following an unfavorable “Say-on-Pay” vote; and
•
A triennial vote, while less frequent than biennial or annual, would still provide a regular, consistent means for the Company’s stockholders to provide feedback to the Board and our Compensation Committee regarding the Company’s executive compensation programs.

While the "Say-on-Frequency" vote is non-binding, the Board and our Compensation Committee value the opinions of our stockholders on this Proposal 5 and will consider the outcome of the vote on Proposal 5 when determining how frequently to hold “Say-on-Pay” advisory votes in the future.

Vote Required

For Proposal 5, the option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be considered by the Board of Directors when determining the frequency of future advisory votes on executive compensation. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

The Board of Directors recommends a vote to hold an advisory vote on executive compensation once every THREE years.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website https://investor.agenusbio.com/corporate-governance. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2022, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and SEC, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

By the Audit and Finance Committee,

Ulf Wiinberg, Chair

Susan Hirsch

Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2024 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2024 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the 1934 Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2024 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 12, 2024, if you wish to bring business before the 2023 Annual Meeting of Stockholders, you must give us written notice by December 29, 2023.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2024 Annual Meeting of Stockholders is given or made and the date of the 2024 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2024, notice by the stockholder must be received by the Company 45 days prior to the date of the 2024 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2024 Annual Meeting of Stockholders is given or made and the date of the 2024 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2024, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2024 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2024 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must also provide written notice to our Chairman of the Board or Corporate Secretary that sets forth all the information required by Rule 14a-19 of the 1934 Act.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 781-674-4400 or investor@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one printed copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The financial statements from our Annual Report on Form 10-K for the year ended December 31, 2022 are incorporated by reference herein.

APPENDIX A

SECOND AMENDMENT TO 2019 EMPLOYEE STOCK PURCHASE PLAN

The 2019 Employee Stock Purchase Plan of Agenus Inc. (as amended, the “Plan”) be and hereby is further amended as follows:

1. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Number of Shares. Subject to adjustment as provided in Section 16, 2,000,000 shares of Stock are available for purchase pursuant to the exercise of Options granted under the Plan (the “Share Pool”). Shares of Stock will not be treated as issued under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, the shares are actually issued pursuant to the exercise of Options under the Plan. If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool. If, on any Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator will make a pro rata allocation of the shares remaining available in as uniform a manner as practicable and as it determines to be equitable. In such event, the Administrator will give written notice to each Participant affected by such reduction.

Except as set forth above, the remainder of the Plan remains in full force and effect

A-1

AGENUS INC.
3 FORBES ROAD
LEXINGTON, MA 02421

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2023 for shares held directly and by 11:59 P.M. ET on 06/07/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AGEN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2023 for shares held directly and by 11:59 P.M. ET on 06/07/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Garo H. Armen 02) Susan Hirsch 03) Ulf Wiinberg

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
5. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000606008_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

AGENUS INC.
Annual Meeting of Stockholders
June 12, 2023 at 10:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of Agenus Inc. (the "Company") hereby appoint(s) Garo H. Armen, Ph.D. and Robin E. Abrams, or either of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 12, 2023, via live webcast at www.virtualshareholdermeeting.com/AGEN2023, and all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY.

0000606008_2 R1.0.0.6

Continued and to be signed on reverse side